Exhibit 10.2

AMENDED AND RESTATED STOCKHOLDER AGREEMENT

AMENDED AND RESTATED STOCKHOLDER AGREEMENT dated as of September 23, 2008 (the “Agreement”), among WAVEXPRESS, INC., a Delaware corporation (the “Company”), and the stockholders listed on Exhibit A hereto, as the same may be supplemented from time to time (individually, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, the Company and the Stockholders are parties to that certain Stockholder Agreement, dated as of October 15, 1999 (the “Original Agreement”); and

WHEREAS, in accordance with Section 6.12 of the Original Agreement, the Company and the undersigned Stockholders desire to amend and restate the Original Agreement in its entirety as set forth herein.

Accordingly, the undersigned Stockholders agree as follows:

ARTICLE V

DEFINITIONS

5.1.                              Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Affiliate” shall mean, with respect to any Person, any other person which directly or indirectly controls, is controlled by, or is under common control with such person, including any limited partner, the general partner of which is any such other person.

“Approved Sale” has the meaning set forth in Section 3(a).

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

“Common Stock Equivalents” shall mean, with respect to any Stockholder, the number of shares of Common Stock owned by such Stockholder and the number of shares of Common Stock into or for which any shares of Preferred Stock or Convertible Securities owned by such Stockholder shall be convertible, exchangeable or exercisable (other than in respect of accrued and unpaid dividends) as of the date of determination thereof.

“Convertible Securities” shall mean any options, warrants, convertible notes or other securities or rights (other than Shares) convertible, exchangeable or exercisable, with or without the payment of additional consideration, into or for shares of Common Stock, directly or indirectly.

“Disposition Event” means (a) (i) the sale of all or substantially all of the assets of the Company or its subsidiaries in a single transaction or series of related transactions whether by liquidation, dissolution, merger, consolidation or sale or (ii) the sale or other transfer of at least 51% of the outstanding shares of Common Stock in a single transaction or a series of related transactions, in either case to any Person who is not an Affiliate of the Company, or of a stockholder thereof, immediately prior to such transaction or transactions, or (b) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction Persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not Persons who, immediately prior to such transaction, held the securities of the Company entitled to vote generally in the election of directors.

“Encumbrances” shall mean any and all liens, claims, charges, security interests, options or other legal or equitable encumbrances.

“Founders” shall mean Sarnoff and Wave.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” shall mean any shares of capital stock of the Company hereafter issued which are preferred as to dividends or assets over any other class of capital stock of the Company.

“Sarnoff” shall mean Sarnoff Corporation, a New Jersey corporation.

“SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Shares” shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, now or hereafter issued.

“Wave” shall mean Wave Systems Corp., a Delaware corporation.

ARTICLE VI

BOARD OF DIRECTORS

6.1.                              Nomination and Election of Directors.

(a)                                  Selection of Nominees.  In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder, to the extent that such Stockholder has voting rights, shall vote, or cause to be voted, or cause such Stockholder’s designees as directors to vote, all Shares owned by such Stockholder or over which such Stockholder has voting control, so as to fix the number of directors of the Company at such number as Wave may from time to time designate (currently two directors), and to nominate and elect such two directors of the Company as are designated by Wave (which directors shall currently be Steven K. Sprague and Gerard T. Feeney).

Each Stockholder agrees to vote, or to cause to be voted, all voting Securities owned by such Stockholder, or over which such Stockholder has voting control, in order to comply with this Section 2.1(a).

(b)                                 If any vacancy shall occur in the Board as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person or Persons who originally designated such vacating director.  Wave shall also be entitled to designate the removal and replacement of any director, with or without cause.

(c)                                  No Stockholder shall vote any Shares in favor of the removal of a director nominated by one of the other Stockholders hereunder unless the right of any such Stockholder so to nominate such director shall no longer exist due to the reduction in the ownership of Common Stock Equivalents by such Stockholder pursuant to Section 2.1(a); provided, however, that upon the request of the Stockholder to remove a director previously nominated by such Stockholder, the Stockholders shall vote all of their Shares in favor of (i) the removal of such director and (ii) the election of any replacement director as may be designated by such Stockholder.

6.2.                              PROXY.  EACH STOCKHOLDER HEREBY GRANTS TO THE COMPANY AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL OF THE VOTING SECURITIES OWNED BY SUCH STOCKHOLDER OR OVER WHICH SUCH STOCKHOLDER HAS VOTING CONTROL TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS ARTICLE 2 IN THE EVENT OF ANY BREACH BY SUCH STOCKHOLDER OF HIS, HER OR ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

6.3.                              Action by Securityholders.  Each Stockholder further agrees that such Stockholder will not vote any voting Shares owned by such Stockholder or over which such Stockholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Article 2.  Without limiting the generality of the foregoing, each Stockholder agrees not to (a) vote any voting Shares owned by such Stockholder or over which such Stockholder has voting control, or take any other action as a stockholder of the Company, to approve any corporate action or transaction by the Company not previously approved by the Board elected in accordance with this Article 2 and the By-Laws of the Company, or (b) commence or maintain any shareholder’s derivative suit challenging any action or transaction approved by the Company’s Board.

6.4.                              Board of Directors Meeting Expenses.  The Company shall reimburse each director for all reasonable out-of-pocket expenses incurred by such director in connection with the attendance at meetings of the Board.

ARTICLE VII

TRANSFER OF SHARES

7.1.                              Restrictions on Transfer.  So long as this Agreement is in effect, no Stockholder shall sell, assign, transfer, give, encumber, pledge, hypothecate or in any other way dispose of any Shares or any Convertible Securities (any of which being a “Transfer”), except as permitted pursuant to Section 3.2 or as may approved by the Company in writing.  No Transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force or effect.  Subject to the terms of this Agreement, the Stockholders shall be entitled to exercise all rights of ownership of their Shares and Convertible Securities.

7.2.                              Certain Permitted Transfers.  The Company and the Stockholders acknowledge and agree that any of the following Transfers shall be deemed to be in compliance with this Agreement, and shall not be governed by Section 3.3:

(a)                                  a Transfer made to the Company;

(b)                                 a Transfer upon the death of a Stockholder to his executors, administrators and testamentary trustees;

(c)                                  a Transfer made by Wave to any of its Affiliates or to any of its respective officers, directors, employees or consultants, or to any officer, director, employee or consultant of any of its Affiliates; and

(d)                                 a Transfer made for nominal consideration or as a gift in compliance with applicable federal and state securities laws to the Stockholder’s spouse, parents or issue or to a trust, the beneficiaries of which, or to a corporation or partnership the stockholders or partners of which, include only the Stockholder and such Stockholder’s spouse or issue.

7.3.                              Approved Sale.

(a)                                  In the event that a Disposition Event is approved by the Company’s Board of Directors and consented to by Wave (an “Approved Sale”), each Stockholder hereby waives, to the extent permitted by applicable law, all rights to object to or dissent from such Approved Sale and hereby agrees to consent to and raise no objection against such Approved Sale. The Company and the Stockholders hereby agree to cooperate fully in any Approved Sale and not to take any action prejudicial to or inconsistent with such Approved Sale.  Without limiting the generality of the foregoing, each Stockholder hereby agrees to (i) vote such Stockholder’s Securities to approve the terms of any such Approved Sale and such matters ancillary thereto as may be necessary in the judgment of the Board of Directors of the Company to effect such Approved Sale, (ii) waive any appraisal rights that such Stockholder would have with respect to such Approved Sale, (iii) in an Approved Sale structured as a sale of stock, sell all of such Stockholder’s Securities on the terms and conditions approved by the Board of Directors of the Company and (iv) upon request, deliver such Stockholder’s Securities (together with executed instruments of transfer) in escrow (pending receipt of the purchase price therefor) to counsel for the Company in such sale.

(b)                                 The obligations of the Stockholders with respect to any Approved Sale are subject to the satisfaction of the conditions that (i) upon the consummation of such Approved Sale, all of the sellers of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any such sellers are given an option as to the form and amount of consideration to be received per share of Common Stock, all holders of Common Stock will be given the same option, and (ii) the aggregate liability of a Stockholder with respect to indemnification obligations in connection with such Approved Sale shall be limited to the proceeds received by such Stockholder in connection with such Approved Sale.

(c)                                  Each Stockholder hereby appoints Wave as such Stockholder’s true and lawful proxy and attorney in connection with any Approved Sale, with full power of substitution, to vote all Shares owned by such Stockholder or over which such Stockholder has voting control to effectuate the agreements set forth in this Section 3.3 in the event of any breach by such Stockholder of its obligations under this Section 3.3.  The proxies and powers granted by each Stockholder pursuant to this Section 3.3(c) are coupled with an interest and are given to secure the performance of such Stockholder’s duties under this Section 3.3.  Such proxies are irrevocable for so long as this Section 3.3 remains in effect and will survive the death, incompetence or disability of any Stockholder who is an individual and the merger, liquidation or dissolution of any Stockholder that is a corporation, limited liability company, partnership or other entity.

ARTICLE VIII

TERMINATION

8.1.                              This Agreement will terminate upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (b) the completion of an initial public offering of the Common Stock or (c) the completion of a sale of the Company or its business (whether by merger, consolidation, sale of all or substantially all of the assets or capital stock of the Company, or otherwise).

ARTICLE IX

MISCELLANEOUS

9.1.                              Certificate Legend.  Upon execution of this Agreement, the certificates representing Shares and Convertible Securities held by the Stockholders shall contain substantially the following legend, in addition to any other legends deemed appropriate or necessary by the Company:

This certificate is transferable only upon compliance with and subject to the provisions of a Stockholder Agreement among the Company, its stockholders and their respective spouses, a copy of which Agreement is on file in the office of the Secretary of the Company at its principal place of business.  The Company will furnish a copy of such Agreement to the record holder of this Certificate, without charge, upon written request to the Company at its principal place of business or registered office.

9.2.                              Negotiable Form.  Whenever any Shares are to be delivered or sold pursuant to this Agreement, the Person selling such Shares shall deliver such certificates or other instruments duly endorsed or accompanied by appropriate stock powers or assignments separate from the instrument.

9.3.                              Enforcement.  No Shares or Convertible Securities shall be transferred on the books of the Company and no sale, assignment, transfer, pledge or other disposition thereof shall be effective unless and until the terms and provisions of this Agreement are complied with, and in cases of violation of this Agreement by the attempted transfer of the Shares or Convertible Securities without compliance with the terms and provisions thereof, such sale, assignment, transfer, pledge or other disposition shall be invalid and of no effect, and the Company and/or any of the Stockholders who are not attempting to transfer the Shares or Convertible Securities shall have the right to compel the Stockholder who is attempting to transfer the Shares or Convertible Securities, and/or the purported transferee, to transfer and deliver the same in accordance with the applicable provisions of this Agreement.

9.4.                              Specific Performance.  The parties hereto recognize that the Company’s Shares and Convertible Securities cannot be readily purchased or sold on the open market and that it is to the benefit of the Company and the Stockholders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof.  If any controversy concerning the rights or obligations to purchase or sell any Shares and Convertible Securities arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance.  The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

9.5.                              Transferees and Future Stockholders.  The Company and the Stockholders shall cause any transferee of any Shares or Convertible Securities that is not already a party to this Agreement and any future Stockholder of the Company to execute a consent in the form attached as Exhibit B hereto, prior to or simultaneously with such transfer, to be bound by the terms and conditions of the Agreement.  Upon execution thereof, provided such transfer shall not have been made in contravention of this Agreement, such Stockholder shall be entitled to the rights of an owner of the Shares or Convertible Securities held by such Stockholder hereunder, provided that the foregoing shall not apply to Shares or Convertible Securities that have been sold pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder.

9.6.                              Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by telecopier or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as any such party may notify to the other parties in writing:

(a)                                  if to the Company:

WaveXpress, Inc.
179 Franklin Street

Suite 509

New York, NY  10013
Attn: Gerard T. Feeney, as Vice President
Fax No.:  212-645-0191

(b)                                 if to a Stockholder,

at the address set forth on
Exhibit A hereto

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, five business days after dispatch.

9.7.                              Binding Effect; Assignment.  This Agreement, including, the rights and conditions contained herein in connection with disposition of Shares and Convertible Securities, shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under this Agreement.

9.8.                              GOVERNING LAW.  THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

9.9.                              Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.10.                        Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

9.11.                        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9.12.                        Amendments.  No modification, amendment of waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of at least 80% of the total number of then outstanding Shares held by the Stockholders; provided, however, that (i) no amendment, modification or waiver of any provision of this Agreement that could materially adversely affect the rights of the Founders hereunder in a manner different from the rights of the other Stockholders shall be effective against such Founders without their written consent, and (ii) no amendment, modification or waiver of any provision of this Agreement that could materially adversely affect the rights of the other Stockholders hereunder in a manner different from the rights of the Founders shall be effective against such other Stockholders unless approved in writing by the holders of a majority of the Shares held by such other Stockholders constituting Common Stock.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

9.13.                        Captions.  The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

9.14.                        Pronouns.  Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

9.15.                        Spouses.  By executing this Agreement, the spouse of each Stockholder that is an individual agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholders.  Each spouse further agrees that should she or he predecease the Stockholder to whom she or he is married or should she or he become divorced from such Stockholder, any of the Shares which such spouse may own or in which she or he may have any interest shall remain subject to all of the restrictions and to all of the rights of the Stockholders contained in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

WAVEXPRESS, INC.

By:	/s/ Michael Sprague
Name: Michael Sprague
Title: President

SARNOFF CORPORATION

By:	/s/ Robert J. Levin
Name: Robert J. Levin
Title: Vice President

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Name: Gerard T. Feeney
Title: Chief Financial Officer

EXHIBIT A

Stockholders

Sarnoff Corporation
201 Washington Road
CN 5300
Princeton, NJ 08543-5300
Attention:  Robert J. Levin
Fax #:  609-720-4801

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238
Attention:  Gerard T. Feeney, Chief Financial Officer
Fax No.: (413) 243-0045

EXHIBIT B

Form of Consent

The undersigned, having purchased Shares of WaveXpress, Inc., hereby agrees to be bound by the terms and conditions of the Stockholder Agreement of the Company as a “Stockholder” thereunder, the form of which is attached hereto, as if the undersigned had been a party to such agreement as of the date thereof.

Name:

Signature:

Address:

Telecopy No.:

No. of Shares:

I, the undersigned, being the spouse of the above-named Stockholder, hereby acknowledge that I have read and understand the Stockholder Agreement, and I agree to be bound by the terms thereof, including, but not limited to, Section 5.15 thereof.

Name:

Signature: